THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORY AGENCY. NO SECURITIES REGULATORY AGENCY HAS REVIEWED OR PASSED UPON THE MERITS OF THE OFFERING OF THESE NOTES OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURE RELATING TO THESE NOTES, NOR IS IT INTENDED THAT THEY WILL REVIEW OR PASS UPON THESE MATTERS AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS THAT COVERS SUCH SECURITIES OR PURSUANT TO AN EXEMPTION THEREFROM. CONVERSION OF THIS CONVERTIBLE PROMISSORY NOTE WILL RESULT IN THE ISSUANCE OF "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE SECURITIES ACT AND SHARES OF COMMON STOCK ACQUIRED UPON SUCH CONVERSIONS MAY ONLY BE SOLD IN THE PUBLIC MARKET PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS.

                               PATCOMM CORPORATION

                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

                                Due July 31, 1998
No. ____________________                                      $_________________


     FOR VALUE RECEIVED, the undersigned, Patcomm Corporation, a Nevada corporation (hereinafter "Maker"), promises to pay to _________________________ or order (hereinafter "Payee"), at the principal corporate office of Maker or, in the discretion of the Maker, at the address of the holder hereof as shown on the register maintained by the Maker for such purpose ("Registrar of Notes") the principal sum of __________ Thousand Dollars ($_________), payable as hereinafter provided, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     This Note is one of a series of Notes, designated the Convertible Promissory Notes, aggregating not more than Four Hundred Twenty Thousand Dollars ($420,000), issued by the Maker. All Convertible Promissory Notes shall rank pari passu in respect of payment of principal and interest and upon any dissolution, liquidation or winding-up of the Maker.

     The principal sum hereof shall be payable in full on July 31, 1998, (hereinafter the "Maturity Date"), when all unpaid principal and interest shall become due and payable; provided that Maker in its sole and absolute discretion may prepay this Note in whole in part at any time after April 30, 1998.

     Interest at the rate of ten Percent (10%) per annum on the outstanding balance shall be payable together with the principal payable on the Maturity Date to the person in whose name this Note is registered at the close of business on July 31, 1998. Interest shall accrue from the date payment was made to the Company. Interest hereon shall be computed on the basis of a 365-day year. Interest shall be payable at the principal corporate office of the Maker or, in the discretion of the Maker, at the address of the holder hereof as shown on the register maintained by the Maker for such purpose.

IT IS FURTHER AGREED:

     1. Conversion Privilege.
        --------------------

          (a) The Holder of this Note shall have the right upon the date of Maturity or at the date of prepayment if Maker should elect to prepay this Note, at such holder's option, to convert this Note in increments of Six Hundred Dollars ($600.00) of the principal amount thereof or a integral multiple thereof, into fully paid and non-assessable shares of Common Stock at the rate of $3.00 per share (the "Conversion Price"). The Conversion Price shall not be subject to adjustment, except that the minimum conversion price of $3.00 per share shall be adjusted proportionately for any stock split or stock dividend.

          (b) In order to exercise the conversion privilege, the Holder shall surrender this Note, accompanied by a proper notice of assignment thereof, at the principal corporate office of the Maker or at any of the offices or agencies maintained for such purpose by the Maker ("Conversion Agent") or such Conversion Agent that the Holder elects to convert this Note or a specified portion thereof. Such notice shall also state the name(s), together with address(es), in which the certificate(s) for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of this Note as aforesaid, the Maker shall issue and shall deliver at such Conversion Agent to such holder, or on his written order, a certificate(s) for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note shall have been so surrendered and such notice received by the Maker as aforesaid, and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the Common Stock represented thereby at such time, unless the stock transfer books of the Maker shall be closed on the date on which this Note is so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such person(s) shall be deemed to have become such holder(s) of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Price in effect on the Maturity Date of the Note.

          (c) In case this Note shall be surrendered for conversion of only a portion of the principal amount thereof, the Maker shall pay the remaining unconverted principal together with all accrued interest thereon as of the Maturity Date according to the Holder's directions.

          (d) The Conversion Price shall be $3.00 per share.

          (e) In case of the voluntary or involuntary dissolution, liquidation or winding up of the Maker; then the Maker shall cause to be filed with any Conversion Agent, and shall cause to be mailed to the holder of this Note at such holder's last address as the same appears on the books of the Maker, at least twenty (20) days prior to the date on which the dissolution liquidation or winding up is expected to become effective, a notice stating the date on which dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described above.

Convertible Promissory                   2                   INITIALS..........

          (f) Not less than five (5) days prior to the Maturity Date, the Maker shall cause to be filed with any Conversion Agent, and shall cause to be mailed to the Holder of this Note at such Holder's last address as the same appears on the books of the Maker, a notice setting forth the Conversion Price and the number of shares into which the Holder may convert his Note. Neither the failure to give such notice, nor any defect therein, shall affect the legality or validity of the proceedings described herein.

          (g) The Maker will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of this Note or any portion thereof pursuant hereto; provided, however, that the Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of this Note and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Maker the amount of any such tax or has established, to the satisfaction of the Maker, that such tax has been paid.

          (h) The Maker covenants that all shares of Common Stock, which may be delivered upon conversion of this Note or portions thereof, will upon delivery be duly and validly issued fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

          (i) The Maker covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of this Note, the full number of shares of Common Stock deliverable upon the conversion of the total principal amount of this Note not theretofore converted. The issuance of shares of Common Stock upon conversion of this Note is authorized in all respects.

          (j) Prior to the conversion of this Note, the Holder shall not be entitled to any rights of a stockholder of the Maker, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Maker, except as provided herein.

          (k) The Maker may from time to time supplement or amend this Note without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Maker may deem necessary or desirable with respect to the Holder's conversion rights and the Conversion Price which shall not adversely affect the interest of the Holder.]

     2. Unsecured. The indebtedness evidenced by this Note, including the principal hereof and interest thereon, shall be unsecured.

     3. Events of Default. Each of the following shall be an event of default hereunder (each an "Event of Default"):

          (a) Default in the payment of interest or the payment in full of the principal as and when the same shall become due and payable (Maturity
     Date), and continuation of such default for a period of ninety (90) days after the date on which written notice of such default, requiring payment of the unpaid installment, shall have been given to Maker by the holder of this Note; or


Convertible Promissory Note             3                         INITIALS......

          (b) Failure on the part of Maker duly to perform any other covenant or agreement on the part of Maker contained in this Note for a period of sixty
     (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Maker by the holder of this Note; or

          (c) Entry of a decree or order by a court having jurisdiction in the premises adjudging Maker a bankrupt or insolvent, or approving as properly filed a petition seeking a reorganization of Maker under any applicable federal or state law relating to bankruptcy, and continuation of such decree or order undischarged or unstayed for a period of ninety (90) days; or

          (d) Entry of a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or trustee or assignee in insolvency, bankruptcy or reorganization of Maker or of its property, or for the winding up or liquidation of its affairs, and continuation of such decree or order in force undischarged or unstayed for a period of ninety
     (90) days.

     4. Remedies Upon Default. Upon the happening and continuance of an Event of Default, the holder of this Note remains pari passu with all other holders of notes of even date. Holder is an unsecured creditor at that point with all the rights attendant thereto.

     5. Payment of Expenses. Maker promises to pay all reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with the collection of this Note upon a default by Maker and declaration by the holder of this Note that the principal balance hereof is immediately due and payable.

     6. Restriction on Transfer. This Note has not been registered under the Securities Act of 1933 and cannot be transferred without either registration or exemption from registration under that act and regulations promulgated thereunder.

     7. Waivers. Maker as maker of this Note waives presentment, demand, protest and notice of dishonor and protest.

     8. Notice. Any notice required or permitted to be given hereunder shall be deemed sufficiently given as of the date it is mailed, first-class mail, postage prepaid, if to the Maker to Mr. Frank Delfine, President, Patcomm Corporation, 7 Flower Field, M100, St. James, New York 11780, with a copy to Henry F. Schlueter, Schlueter & Associates, 1050 17th Street, Suite 1700, Denver, Colorado 80265, and if to Payee, to such address as appears in the Registrar of Notes maintained by the Maker. Notice of any change in address shall be deemed sufficiently given if given in accordance herewith.



Convertible Promissory Note            4                          INITIALS .....

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the ________ day of _________________, 1997.

                                          PATCOMM CORPORATION
                                          a Nevada Corporation


                                          By:
                                             -----------------------------------
                                                Frank Delfine, President

ATTEST:


By:
   -------------------------------


Convertible Promissory Note              5                        INITIALS .....